As filed with the Securities and Exchange Commission on August 31, 2021 Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GREENLANE HOLDINGS, INC. (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization) 1095 Broken Sound Parkway, Suite 300 Boca Raton, Florida (Address of Principal Executive Offices)	83-0806637 (IRS employer identification number) 33487 (Zip Code)

Amended and Restated Greenlane Holdings, Inc. 2019 Equity Incentive Plan

KushCo Holdings, Inc. 2016 Stock Incentive Plan, as amended

(Full titles of the plans)

Douglas Fischer

General Counsel

Greenlane Holdings, Inc.

1095 Broken Sound Parkway, Suite 300

Boca Raton, Florida 33487

(887) 292-7660

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

Justin R. Salon Morrison & Foerster LLP 2100 L Street, NW Suite 900 Washington, D.C. 20037 (202) 887-1500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share			Proposed Maximum Aggregate Offering Price			Amount of Registration Fee
Class A Common Stock, par value $0.01 per share
Amended and Restated Greenlane Holdings, Inc. 2019 Equity Incentive Plan	2,860,367	(2)		$2.50	(4)		$7,150.917.50			$780.17
KushCo Holdings, Inc. 2016 Stock Incentive Plan, as amended	3,048,063	(3)	$	N/A	(5)	$	N/A	(5)	$	N/A	(5)
Total	5,908,430						$7,150,917.50			$780.17

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock (“Class A common stock”) that become issuable under the Registrant’s Amended and Restated 2019 Equity Incentive Plan (“Amended 2019 Plan”), and the KushCo Holdings, Inc. 2016 Stock Incentive Plan, as amended (the “KushCo Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration, which results in an increase in the number of outstanding shares of Class A common stock.

(2)	Represents shares of Class A common stock that were added to the shares available for issuance under the Greenlane Holdings, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) pursuant to the approval by the Registrant’s stockholders of the Amended 2019 Plan on August 26, 2021.

(3)	Represents shares of Class A common stock issuable pursuant to outstanding awards under the KushCo Plan assumed by the Registrant upon the consummation of the Registrant’s acquisition of KushCo Holdings, Inc. on August 31, 2021.

(4)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $2.50 per share, which is the average of the high and low selling prices per share of the Registrant’s Class A common stock on August 27, 2021 as reported by the Nasdaq Global Market.

(5)	The proposed maximum offering price per share and proposed maximum aggregate offering price were calculated and all filing fees payable in connection with the issuance of these securities were previously paid in connection with the (i) filing of the Registrant’s Registration Statement on Form S-4 (File No. 333-256582), originally filed with the Securities and Exchange Commission on May 28, 2021 and declared effective on July 2, 2021 and (ii) the filing of the Registrant’s Registration Statement on Form S-4 (File No. 333-259185) that became automatically effective pursuant to Rule 462(b) of the Securities Act upon filing with the Securities and Exchange Commission on August 31, 2021.

PART I

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Greenlane Holdings, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (i) an additional 2,860,367 shares of the Registrant’s Class A common stock, par value $0.01 per share (the “Class A common stock”), to be issued pursuant to the Registrant’s Amended and Restated 2019 Equity Incentive Plan (the “Amended 2019 Plan”), and (ii) 3,048,063 shares of Class A common stock to be issued pursuant to the KushCo Holdings, Inc. 2016 Stock Incentive Plan, as amended (the “KushCo Plan”). The Registrant previously registered 5,000,000 shares of Class A common stock that are or may become issuable under the Greenlane Holdings, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-231419) filed with the Commission on May 13, 2019 (the “Prior Registration Statement”). On July 2, 2021, the Registrant filed with the Commission a joint proxy statement that included a proposal to adopt the Amended 2019 Plan, which amends and restates the 2019 Plan in its entirety. The Amended 2019 Plan, among other things, increases the number of shares of Class A common stock available for issuance under the 2019 Plan by 2,860,367. The proposal to adopt the Amended 2019 Plan was approved by the Registrant’s stockholders on August 26, 2021. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated by reference herein.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission by the Registrant are hereby incorporated into this Registration Statement by reference (other than information in such filings deemed, under Commission rules or otherwise, not to have been filed with the Commission):

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021, as amended by Amendment No. 1 thereto filed with the SEC on April 29, 2021;

2.	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 17, 2021 and for the quarterly period ended June 30, 2021, filed with the SEC on August 16, 2021;

3.	The Registrant’s Current Reports on Form 8-K (other than information furnished rather than filed), filed with the Commission on Current Reports on Form 8-K, filed with the SEC on January 8, 2021, January 29, 2021, March 2, 2021, March 5, 2021, April 1, 2021, June 17, 2021, July 8, 2021, July 30, 2021 (solely with respect to Item 8.01 included therein), July 30, 2021, August 2, 2021, August 10, 2021 and August 18, 2021, August 26, 2021 and August 31, 2021; and

4.	The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the SEC on April 18, 2019, which incorporates the description of the Registrant’s Class A common stock from the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-230405), and all reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement (other than information in such filings deemed, under Commission rules or otherwise, not to have been filed with the Commission), and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

The exhibits to this Registration Statement are listed below:

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Greenlane Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to Greenlane’s Current Report on Form 8-K, filed April 25, 2019).
3.2	Second Amended and Restated By-Laws of Greenlane Holdings, Inc. (Incorporated by reference to Exhibit 3.2 to Greenlane’s Current Report on Form 8-K, filed April 25, 2019).
4.1	Form of Stock Certificate (Incorporated by reference to Exhibit 4.1 to Greenlane’s Registration Statement on Form S-1/A, filed on April 8, 2019).
4.2	Form of Convertible Promissory Note (Incorporated by reference to Exhibit 4.2 to Greenlane Holdings, Inc.’s Registration Statement on Form S-1, filed on March 20, 2019).
4.3	Description of Registrant’s Securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (Incorporated by reference to Exhibit 4.3 to Greenlane Holdings, Inc.’s Annual Report on Form 10-K, filed on April 24, 2020).
5.1*	Opinion of Morrison & Foerster LLP regarding the legality of the securities being registered
10.1*	Amended and Restated Greenlane Holdings, Inc. 2019 Equity Incentive Plan.
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on signature page)
99.1	KushCo Holdings, Inc. 2016 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q (File No. 000-55418), filed April 15, 2019).
99.2*	Form of Stock Option Assumption Notice - KushCo Options.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on August 31, 2021.

GREENLANE HOLDINGS, INC.

By:	/s/ Nicholas Kovacevich
Name: Nicholas Kovacevich
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nicholas Kovacevich or William Mote and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to the registration statement), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Nicholas Kovacevich Nicholas Kovacevich	Chief Executive Officer (Principal Executive Officer and Director)	August 31, 2021
/s/ William Mote William Mote	Chief Financial Officer (Principal Financial and Accounting Officer)	August 31, 2021

/s/ Aaron LoCascio Aaron LoCascio	President and Director	August 31, 2021
/s/ Adam Schoenfeld Adam Schoenfeld	Chief Strategy Officer and Director	August 31, 2021
/s/ Richard Taney Richard Taney	Director	August 31, 2021
/s/ Jeff Uttz Jeff Uttz	Director	August 31, 2021
/s/ Dallas Imbimbo Dallas Imbimbo	Director	August 31, 2021
/s/ Donald Hunter Donald Hunter	Director	August 31, 2021